Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation of our report dated March 7, 2008, relating to the 2007 consolidated financial statements of Tri-County Financial Corporation, by reference in Registration Statements Nos. 33-97174, 333-79237, 333-70800, and 333-125103, each of Form S-8, and in the Annual Report on Form 10-K of Tri-County Financial Corporation, for the year ended December 31, 2007.
/s/ Stegman & Company
Baltimore, Maryland
March 18, 2008